UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2009

AMERICAN REPROGRAPHICS COMPANY
 (Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-32407	20-1700361
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1981 N. Broadway, Suite 385, Walnut Creek, California	94596
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 949-5100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 23, 2009, the Company issued a press release reporting its financial results for the fourth quarter of 2008 and for the full year ended December 31, 2008. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing of American Reprographics Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.06.	Material Impairments.

The Company monitors the recovery of goodwill and intangibles recorded in connection with acquisitions annually and on an interim basis if events or changes in circumstances indicate that the carrying amount may not be recoverable. On February 20, 2009, the Company determined that it will incur a goodwill impairment charge for the fourth quarter of fiscal year 2008. The Company currently estimates the impairment change will be within a range of $27.6 million to $40.5 million. This charge results from an interim test for impairment under Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” prompted by a significant reduction in the Company’s market capitalization during the fourth quarter of fiscal year 2008. The Company will not be required to make any current or future cash expenditures as a result of the impairment. The impairment charge will be reflected in the Company’s financial statements as of and for the fourth quarter and fiscal year ended December 31, 2008.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	American Reprographics Company Press Release, dated February 23, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2009	AMERICAN REPROGRAPHICS COMPANY

	By:	/s/ Kumarakulasingam Suriyakumar

Kumarakulasingam Suriyakumar
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	American Reprographics Company Press Release, dated February 23, 2009